Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BLUE DOLPHIN REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

●  Total gross profit of $0.03 million for the three months ended September 30, 2025 and $6.7 million for the nine months ended September 30, 2025.

●  Net loss of $4.7 million, or a loss of $0.31 per share, for the three months ended September 30, 2025 and a net loss of $4.2 million, or a loss of $0.28 per share, for the nine months ended September 30, 2025.

●  Consolidated earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $(4.4) million for the three months ended September 30, 2025 and consolidated EBITDA of $0.8 million for the nine months ended September 30, 2025.

●  Refinery operations EBITDA of $(1.5) million for the three months ended September 30, 2025 and refinery operations EBITDA of $2.5 million for the nine months ended September 30, 2025.

HOUSTON, TX / ACCESS Newswire / November 14, 2025 / Blue Dolphin Energy Company ("Blue Dolphin") (OTCQX:BDCO), an independent refiner and marketer of petroleum products in the Eagle Ford Shale region, announced its financial results for the three and nine months ended September 30, 2025.

Results of Operations

Three Month Periods

Blue Dolphin reported total gross profit of $0.03 million and a net loss of $4.7 million, or a loss of $0.31 per share, for the three months ended September 30, 2025. Comparatively, Blue Dolphin reported a total gross deficit of $3.3 million and a net loss of $5.0 million, or a loss of $0.34 per share, for the three months ended September 30, 2024. Consolidated EBITDA totaled $(4.4) million for the three months ended September 30, 2025 compared to consolidated EBITDA of $(4.1) million for the three months ended September 30, 2024.

For the three months ended September 30, 2025, refinery operations loss before income taxes totaled $2.0 million compared to a refinery operations loss before income taxes of $5.7 million for the three months ended September 30, 2024. Refinery operations EBITDA totaled $(1.5) million for the three months ended September 30, 2025 compared to refinery operations EBITDA of $(4.5) million for the three months ended September 30, 2024.

Nine Month Periods

Blue Dolphin reported total gross profit of $6.7 million and a net loss of $4.2 million, or a loss of $0.28 per share, for the nine months ended September 30, 2025. Comparatively, Blue Dolphin reported total gross profit of $3.2 million and a net loss of $4.7 million, or a loss of $0.32 per share, for the nine months ended September 30, 2024. Consolidated EBITDA totaled $0.8 million for the nine months ended September 30, 2025 compared to consolidated EBITDA of $0.5 million for the nine months ended September 30, 2024.

For the nine months ended September 30, 2025, refinery operations loss before income taxes totaled $0.4 million compared to a refinery operations loss before income taxes of $3.6 million for the nine months ended September 30, 2024.  Refinery operations EBITDA totaled $2.5 million for the nine months ended September 30, 2025 compared to refinery operations EBITDA of $(0.3) million for the nine months ended September 30, 2024.

“Blue Dolphin continued to extract operational efficiencies where possible and manage costs,” said Jonathan P. Carroll, Chief Executive Officer of Blue Dolphin Energy Company.  “As a result, we achieved a gross profit of $6.7 million and consolidated EBITDA of $0.8 million for the nine months ended September 30, 2025.”

Liquidity and Working Capital

As of September 30, 2025, Blue Dolphin had $3.3 million in cash and cash equivalents and restricted cash compared to $1.1 million at December 31, 2024, representing a $2.2 million improvement. Blue Dolphin had a working capital deficit of $23.1 million as of September 30, 2025 compared to a working capital deficit of $19.1 million as of December 31, 2024, representing a $3.9 million increase in working capital deficit.

For more information regarding Blue Dolphin's financial results for the three and nine months ended September 30, 2025, see Blue Dolphin's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 14, 2025.

Blue Dolphin Energy Company and Subsidiaries

Earnings Release Tables

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands, except per-share amounts)		(in thousands, except per-share amounts)

Total revenue from operations	$70,355	$82,109	$210,630	$242,790
Total cost of goods sold	70,323	85,426	203,975	239,619

Gross profit (loss)	32	(3,317)	6,655	3,171

LEH operating fee, related party	279	202	737	628
Other operating expenses	117	177	361	457
General and administrative expenses	1,633	1,041	3,692	3,495
Depreciation and amortization	74	61	222	184
Impairment of fixed assets	3,026	-	3,026	-
Interest, net	849	1,548	3,865	4,354
Total cost and expenses	5,978	3,029	11,903	9,118

Loss before income taxes	(5,946)	(6,346)	(5,248)	(5,947)

Income tax benefit	1,270	1,346	1,094	1,221

Net loss	$(4,676)	$(5,000)	$(4,154)	$(4,726)

Loss per common share
Basic	$(0.31)	$(0.34)	$(0.28)	$(0.32)
Diluted	$(0.31)	$(0.34)	$(0.28)	$(0.32)

Reconciliation of Certain Non-U.S. GAAP Measures (Unaudited)

	Three Months Ended September 30,
	2025				2024
	Refinery Operations	Tolling & Terminaling	Corporate & Other	Total	Refinery Operations	Tolling & Terminaling	Corporate & Other	Total
	(in thousands)

Income (loss) before income taxes	$(2,046)	$514	$(4,414)	$(5,946)	$(5,741)	$436	$(1,041)	$(6,346)

Add: depreciation and amortization	302	342	74	718	302	342	61	705
Add: interest, net	249	437	163	849	900	512	136	1,548

EBITDA	$(1,495)	$1,293	$(4,177)	$(4,379)	$(4,539)	$1,290	$(844)	$(4,093)

	Nine Months Ended September 30,
	2025				2024
	Refinery Operations	Tolling & Terminaling	Corporate & Other	Total	Refinery Operations	Tolling & Terminaling	Corporate & Other	Total
	(in thousands)

Income (loss) before income taxes	$(370)	$1,239	$(6,117)	$(5,248)	$(3,637)	$1,140	$(3,450)	$(5,947)

Add: depreciation and amortization	901	1,026	222	2,149	904	1,026	184	2,114
Add: interest, net	2,013	1,358	494	3,865	2,440	1,506	408	4,354

EBITDA	$2,544	$3,623	$(5,401)	$766	$(293)	$3,672	$(2,858)	$521

About Blue Dolphin

Blue Dolphin is an independent downstream energy company operating in the Gulf Coast region of the United States. Subsidiaries operate a light, sweet-crude, 15,000-barrel per day crude distillation tower with over 1.25 million barrels of petroleum storage tank capacity in Nixon, Texas. Blue Dolphin formed in 1986 as a Delaware corporation and trades on the OTCQX under the ticker symbol “BDCO.” For additional information, visit Blue Dolphin's corporate website at http://www.blue-dolphin-energy.com.

Contact:

Jonathan P. Carroll

Chief Executive Officer and President

713-568-4725

Cautionary Statements Relevant to Forward-Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements relating to Blue Dolphin’s operations based on management’s current expectations, estimates, and projections about the oil and gas industry. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursue,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed or forecasted in such forward-looking statements. The reader should not rely on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Blue Dolphin undertakes no obligation to update publicly any forward-looking statements, whether because of new information, future events, or otherwise.

For a discussion of risk factors that could cause actual results to differ materially from those in the forward-looking statements, please see the factors set forth under the heading “Risk Factors” in Blue Dolphin’s 2024 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this press release could also adversely affect forward-looking statements.

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